Exhibit A
                                  to
                             SCHEDULE 13G

                       Berger Associates, Inc.,
                   Berger Small Company Growth Fund
                                  and
                 Kansas City Southern Industries, Inc.
                 -------------------------------------


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, Berger Associates, Inc., a Delaware corporation, the Berger Small Company Growth Fund, a Portfolio of the Berger Investment Portfolio Trust, a Delaware business trust, and Kansas City Southern Industries, Inc., a Delaware corporation, hereby agree that the preceding Schedule 13G is being filed on behalf of each of them.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on this 12th day of February, 1997.


                                 BERGER ASSOCIATES, INC.:


                                 KEVIN R. FAY
                                 -------------------------------------
                                 Kevin R. Fay
                                 Sr. Vice President - Finance and
                                 Administration


                                 BERGER SMALL COMPANY GROWTH FUND, A
                                 PORTFOLIO OF THE BERGER INVESTMENT
                                 PORTFOLIO TRUST


                                 KEVIN R. FAY
                                 -------------------------------------
                                 Kevin R. Fay
                                 Vice President, Secretary and
                                 Treasurer


                                 KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                 LOUIS G. VAN HORN
                                 -------------------------------------
                                 Louis G. Van Horn
                                 Vice President and Comptroller


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